Exhibit 99.1

Contact Information:

Melinda A. Janik

Chief Financial Officer

Tel: +1-585-598-0031

Mark Maring

Investor Relations

Tel: +1-585-598-6874

NEWS RELEASE

GateHouse Media Files Prepackaged Chapter 11 Bankruptcy to Complete Secured Debt Restructuring

WILMINGTON, Del., September 27, 2013 /PRNewswire/ – GateHouse Media, Inc. (OTC: GHSE) and certain of its subsidiaries (collectively, “GateHouse”), comprising one of the largest publishers of locally based print and online media in the United States, have commenced voluntary chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the District of Delaware.

Concurrently with the bankruptcy filing, GateHouse filed and requested confirmation of a joint prepackaged plan of reorganization.

GateHouse announced on September 11, 2013, that it had entered into a plan support agreement with the administrative agent and certain lenders under its 2007 secured credit facility, including certain affiliates of GateHouse, which contemplated a comprehensive restructuring of approximately $1.2 billion of debt scheduled to come due in August 2014.

According to Michael Reed, director and chief executive officer, the bankruptcy filing was a strategic decision to facilitate this restructuring, and not a reflection of any operational difficulties on the part of GateHouse.

“We have complied with and are current with all our obligations,” he said, “but with the challenges facing our industry and the impending maturity of our secured debt next year we needed to be proactive in exploring options to restructure our debt, recapitalize, and position ourselves for future growth. The prepackaged plan proposes a ‘balance-sheet restructuring,’ by which GateHouse will emerge from bankruptcy with much less debt on its balance sheet, but with its business operations completely intact. Upon emergence, we will be under common ownership with Local Media Group, a company with a strong community media presence and performance that operates eight daily community newspapers and thirteen weeklies. Joining with Local Media Group will be an important step in growing our business and will contribute to our future success as the pre-eminent source for locally focused content, covering and serving our subscribers, advertisers and customers through print, online and other digital products, including mobile applications.”

Pursuant to its plan support agreement, GateHouse solicited votes on the plan over the past week from holders of claims under its 2007 secured credit facility and certain related interest rate swaps. The plan was accepted by the only impaired class of creditors entitled to vote on it. Specifically, 79 out of the 80 holders of secured debt entitled to vote holding an aggregate amount of $1,199,317,153 (representing 99.99% of the total secured debt) voted to accept the plan. No creditors voted to reject the plan.

Pension, trade and all other unsecured creditors of GateHouse would not be impaired under the prepackaged plan, and their votes were not solicited. GateHouse’s common stock would be canceled under the plan, and holders of secured debt would have the option of receiving a cash distribution equal to 40% of their claims, or stock in New Media Investment Group Inc., a new holding company that will own GateHouse and Local Media Group.

GateHouse, which operates in 330 markets across 21 states, intends to continue to operate its business without interruption as a “debtor-in-possession” under the jurisdiction of the bankruptcy court. According to Reed, GateHouse has sufficient cash to operate during the chapter 11 process and does not need, nor does it intend to obtain, debtor-in-possession financing.

“We don’t believe our customers, vendors, or employees will notice any change on our day-to-day operations as a result of the bankruptcy,” he said. “From an operational standpoint, it’s business as usual.”

Houlihan Lokey Capital Inc. is acting as financial advisor to GateHouse, and Young Conaway Stargatt & Taylor, LLP is acting as its legal counsel. Additional information is available at GateHouse’s restructuring website at http://dm.epiq11.com/gatehousemedia.

Disclaimer

None of the information made available on the restructuring website shall be deemed to be part of this filing and the reference to such website is provided as an inactive textual reference only.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by GateHouse in its integration efforts, growth in revenues and cash flow, on-line revenues, expense reduction efforts and potential acquisition and sale opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. GateHouse’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although GateHouse believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on GateHouse’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the condition of the economy and the credit markets generally, GateHouse’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, GateHouse’s ability to maintain debt covenants, GateHouse’s ability to successfully grow digital revenues and audience and consumer revenues, GateHouse’s ability to successfully stabilize print revenues, the ability of GateHouse to successfully identify and develop new business ventures, GateHouse’s ability to close on a timely basis upon announced or contemplated transactions, unexpected liabilities arising from any transaction or that GateHouse will not receive the expected benefits from the transaction, GateHouse’s ability to generate sufficient cash flow to cover required interest and long-term obligations, the effect of GateHouse’s indebtedness and long-term obligations on its liquidity, GateHouse’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting GateHouse’s revenues and operating results, any declines in circulation, GateHouse’s ability to obtain additional capital on terms acceptable to it, GateHouse’s ability to compete effectively in the local media industry, GateHouse’s success or failure in pursuing its digital business and related initiatives and strategic realignments and undertakings, increases in health costs, GateHouse’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, a portion of GateHouse’s workforce being unionized, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in GateHouse’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward- looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in GateHouse’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although GateHouse believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.